UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 9, 2015
Date of Report (Date of earliest event reported)

Amtech Systems, Inc.
(Exact name of registrant as specified in its charter)

Arizona	000-11412	86-0411215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

131 S. Clark Drive, Tempe, AZ		85281
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		480 967-5146

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A is being filed to correct an inadvertent formatting error contained in the current report on Form 8-K filed by Amtech Systems, Inc. (the “Company”) on April 10, 2015. Except for the correction of the error, no other revisions have been made to the Form 8-K filed on April 10, 2015.

Section 5 - Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

The shareholders considered four proposals at the Annual Meeting, each of which are described in detail in the Company's definitive proxy statement dated March 11, 2015. The total number of shares represented in person or by proxy at the Annual Meeting was 9,728,789 or 74.5 percent of the 13,058,818 shares eligible to vote. The results of the votes are as follows:
Proposal 1 - Election of directors
The individuals listed below received the highest number of affirmative votes of the outstanding shares of the Company's common stock present or represented by proxy and voting at the Annual Meeting and were elected at the Annual Meeting to serve a one-year term on the Board.

	For	Votes Withheld	Broker Non-Votes
Jong S. Whang	5,922,606	146,518	3,659,665
Fokko Pentinga	5,931,732	137,392	3,659,665
Paul J. van der Wansem	5,890,624	178,500	3,659,665
Michael Garnreiter	5,687,802	381,322	3,659,665
Egbert J. G. Goudena	5,703,307	365,817	3,659,665
Robert F. King	5,705,466	363,658	3,659,665
Sukesh Mohan	5,980,059	89,065	3,659,665

Proposal 2 - Ratification of the appointment of Mayer Hoffman McCann P.C as the Company's independent registered public accounting firm for fiscal year 2015
The shareholders ratified the appointment of Mayer Hoffman McCann P.C. as the Company's independent registered public accounting firm for fiscal year 2015.

For	Against	Abstain	Broker Non-Votes
9,626,951	97,372	4,466	0

Proposal 3 - To approve an amendment to the 2007 employee stock incentive plan of Amtech Systems, Inc.

The management proposal to amend the Employee Plan, as described in the proxy materials.

For	Against	Abstain	Broker Non-Votes
4,209,257	1,841,375	18,492	3,659,665

Proposal 4 - Advisory vote to approve named executive officer compensation
The shareholders approved, on an advisory basis, the compensation of the named executive officers.

For	Against	Abstain	Broker Non-Votes
5,723,721	166,631	178,772	3,659,665

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: April 10, 2015	By: /s/ Bradley C. Anderson
Name: Bradley C. Anderson
Title: Executive Vice President & Chief Financial Officer